SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  June 14, 2000

                          HUSSMANN INTERNATIONAL, INC.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)

               001-13407                               43-1791715
               ---------                               ----------
         (Commission File No.)              (IRS Employer Identification No.)

   12999 ST. CHARLES ROCK ROAD BRIDGETON, MO               63044-2483
   -----------------------------------------               ----------
   (Address of Principal Executive Offices)                (Zip Code)

               Registrant's telephone number, including area code:
                                 (314) 291-2000

ITEM 1.      CHANGES IN CONTROL OF REGISTRANT.

         On June 14, 2000, IR Merger Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Ingersoll-Rand Company, a New Jersey corporation ("Parent"), announced that it had accepted for payment at a price of $29.00 per share all shares of the Registrant's common stock, par value $.001 per share (the "Shares"), that were validly tendered and not properly withdrawn pursuant to a tender offer commenced on May 16, 2000 by the Purchaser (the "Tender Offer"). Such shares represented approximately 93% of the Registrant's outstanding Shares. The Tender Offer expired at 12:00 midnight, New York City time, on Tuesday, June 13, 2000.

         The Tender Offer was made pursuant to an Agreement and Plan of Merger, dated as of May 11, 2000 (the "Merger Agreement"), among Purchaser, Parent and the Registrant. The Merger Agreement provides that, following the consummation of the Tender Offer and satisfaction of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the Delaware General Corporation Law (the "DGCL"), Purchaser will be merged with and into the Registrant (the "Merger"), all remaining untendered Shares will (subject to appraisal rights) be converted in the Merger into $29.00 per Share in cash. The Registrant will be the surviving corporation (the "Surviving Corporation") and the Surviving Corporation will be a wholly owned subsidiary of Parent.

         The Merger Agreement provides that promptly upon the acceptance for payment of, and the payment by the Purchaser for, any Shares pursuant to the Tender Offer, Parent will be entitled to designate (the "Parent
Designees") at least a majority of the members of the board of directors of the Registrant (the "Board"). The Merger Agreement provides further that the Registrant will, upon request of the Purchaser, promptly increase the size of the Board or exercise its reasonable best efforts to secure the resignations of such number of directors, or both, as is necessary to enable the Parent Designees to be elected to the Board and, subject to Section 14(f) of the Securities Exchange Act and Rule 14f-1 promulgated thereunder, will cause the Parent Designees to be so elected. Notwithstanding the foregoing, there will be until the effective time of the Merger at least two members of the Board who were directors of the Registrant on the date of the Merger Agreement and who are not officers of the Registrant or successors selected by such non-officer directors.

         On June 15, 2000, (i) all members of the Board, other than J. Joe Adorjan and Richard G. Cline, resigned from the Board;
(ii) the size of the Board was reduced from seven to five directors; and (iii) the following Parent Designees were appointed to the Board: David W. Devonsire, Herbert L. Henkel and Patricia Nachtigal.

                                SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       HUSSMANN INTERNATIONAL, INC.

                                       By:/s/ Burton Halpern
                                          --------------------------------------
                                          Name: Burton Halpern
                                          Title: Vice President, General Counsel
                                                 and Secretary


Date: June 15, 2000